UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35528	91-2061537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Fairchild Drive

Mountain View, CA 94043

(Address of principal executive offices) (Zip code)

(650) 254-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

In a press release dated June 24, 2014, Audience, Inc. (the “Company”) announced that on June 24, 2014, the Company entered into an Agreement and Plan of Merger (the “Agreement”) by and among the Company, Alameda Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Sensor Platforms, Inc., a Delaware corporation (“Sensor Platforms”), and the stockholders’ agent listed therein whereby the Company will acquire Sensor Platforms for consideration of approximately $41 million of cash (the “Transaction”). The Transaction is expected to be completed after June 30, 2014, subject to the satisfaction of various customary closing conditions.

The foregoing is a summary of the terms of the Agreement and does not purport to summarize or include all terms of the Agreement or to identify or summarize all of the other agreements related to the Transaction.

A copy of the press release is attached hereto as Exhibit 99.1 of this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release of Audience, Inc. dated June 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIENCE, INC.

Date: June 26, 2014	By:	/s/ Craig H. Factor
	Name:	Craig H. Factor
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Audience, Inc. dated June 24, 2014.